EXHIBIT 4.9
                                                                  EXECUTION COPY

                           SECOND AMENDMENT TO AMENDED
                           AND RESTATED LOAN AGREEMENT

        THIS SECOND AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT (this "Amendment") dated as of the 3rd day of March, 1999 (the "Amendment Date"), by and among GRAY COMMUNICATIONS SYSTEMS, INC., a Georgia corporation (the "Borrower"), the BANKS (as defined in the Loan Agreement defined below), NATIONSBANK, N.A., as administrative agent (the "Administrative Agent") on behalf of the Banks.

                                     W I T N E S S E T H:

        WHEREAS, the Borrower, the Banks, the Administrative Agent, the Syndication Agent (as defined in the Loan Agreement) and the Documentation Agent (as defined in the Loan Agreement) are parties to that certain Amended and Restated Loan Agreement dated as of July 31, 1999, as amended by that certain First Amendment to Amended and Restated Loan Agreement, dated as of November 13, 1998 (as amended, modified, restated and supplemented from time to time, the "Loan Agreement"); and

        WHEREAS, the Borrower has requested and, subject to the terms and conditions hereof, the Banks have agreed, to (a) amend certain provisions of the Loan Agreement and (b) consent to the Borrower's purchase of an interest in Sarkes Tarzian ("Sarkes") from one of its Affiliates, as more particularly set forth in that certain Stock Option Agreement dated as of February 28, 1999 between the Borrower and Bull Run Corporation (the "Option Agreement"); and

        NOW, THEREFORE, in consideration of the premises set forth above, the covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that all capitalized terms used and not defined herein shall have the meanings ascribed thereto in the Loan Agreement, and further agree as follows:

A.      Amendments, Consents and Waivers.

        1. Amendment to Article 8. Section 8.12 of the Loan Agreement, Financial Covenants, is hereby amended by deleting subsections (a) and (b) thereof, Leverage Ratio and Adjusted Leverage Ratio, in their entirety and by substituting in lieu thereof the following:

               "(a) Leverage Ratio. As of any calculation date, the Borrower shall not permit

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the Leverage Ratio at any time during any period listed in Column A below to be greater than the ratio set forth in Column B below opposite such period:

Column A                                                        Column B

Period:                                                         Permitted Ratio:

January 1, 1999 through September 30, 1999                      6.65:1.0

October 1, 1999, and thereafter                                 6.40:1.0"


               "(b) Adjusted Leverage Ratio. As of any calculation date, the Borrower shall not permit the Adjusted Leverage Ratio at any time during any period listed in Column A below to be greater than the ratio set forth in Column B below opposite such period:

Column A                                                        Column B

Period:                                                         Permitted Ratio:

January 1, 1999, through September 30, 1999                      6.60:1.0

October 1, 1999, through March 31, 2000                          6.35:1.0

April 1, 2000, through December 31, 2000                         5.75:1.0

January 1, 2001, through December 31, 2001                       5.25:1.0

January 1, 2002, and thereafter                                  4.75:1.0"

        2. Consent. The Borrower has informed the Banks that the Borrower intends to purchase from Bull Run Corporation ("Bull Run") a 73% economic interest and a 33.5% voting interest in Sarkes (the "Sarkes Investment") for a purchase price of $10,000,000 plus transaction and related costs and options for the purchase of certain of the Borrower's stock. Effective upon the execution and delivery of this Consent by the Required Banks, the Banks hereby consent to the Sarkes Investment; provided, however, that on or prior to the consummation of the Sarkes Investment, the Borrower shall provide to the Administrative Agent, in form and substance satisfactory the Administrative Agent, (i) evidence reasonably satisfactory to the Administrative Agent that the Borrower has pledged the Sarkes Investment as additional collateral securing the Obligations under the Loan Agreement, (ii) certification to the Administrative Agent and the Banks of the Borrower's compliance with Section 8.12 of the Loan Agreement and the Borrower's ability to meet its repayment obligations under the Loan Agreement through the Maturity Date after giving effect to the Sarkes Investment,

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(iii) certification to the Administrative Agent and the Banks that an Event of
Default does not exist under the Loan Agreement and will not be caused by the Sarkes Investment, and (iv) evidence reasonably satisfactory to the Administrative Agent of consummation of the Sarkes Investment on substantially the terms and conditions set forth in the Option Agreement.

B.      Miscellaneous.

        1. No Other Amendment or Waiver. Notwithstanding the agreement of the Banks to the terms and provisions of this Amendment, the Borrower acknowledges and expressly agrees that this Amendment is limited to the extent expressly set forth herein and shall not constitute a modification of the Loan Agreement or any other Loan Documents or a course of dealing at variance with the terms of the Loan Agreement or any other Loan Documents (other than as expressly set forth above) so as to require further notice by the Agents or the Banks, or any of them, of its or their intent to require strict adherence to the terms of the Loan Agreement and the other Loan Documents in the future. All of the terms, conditions, provisions and covenants of the Loan Agreement and the other Loan Documents shall remain unaltered and in full force and effect except as expressly modified by this Amendment.

        2. Representations and Warranties. The Borrower hereby represents and warrants in favor of each Agent and each Bank as follows:

        (a) The Borrower has the corporate power and authority (i) to enter into this Amendment and (ii) to do all other acts and things as are required or contemplated hereunder to be done, observed and performed by it;

        (b) This Amendment has been duly authorized and validly executed and delivered by one or more Authorized Signatories of the Borrower and constitutes the legal, valid and binding obligation of the Borrower, enforceable against it in accordance with its terms;

        (c) The execution and delivery of this Amendment and the performance by the Borrower under the Loan Agreement and the other Loan Documents to which it is a party, as amended hereby, do not and will not require the consent or approval of any regulatory authority or governmental authority or agency having jurisdiction over the Borrower or any of its Subsidiaries which has not already been obtained, nor is in contravention of or in conflict with the articles of incorporation, by-laws or partnership agreements of the Borrower or any of its Subsidiaries, or any provision of any statute, judgment, order, indenture, instrument, agreement, or undertaking to which the Borrower or any of its Subsidiaries is a party or by which any of their respective assets or properties is or may become bound; and

        (d) The representations and warranties contained in Section 5 of the Loan Agreement and contained in the other Loan Documents remain true and correct as of the date



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hereof, both before and after giving effect to this Amendment, except to the extent previously fulfilled in accordance with the terms of the Loan Agreement or such other Loan Document, as applicable, or to the extent relating specifically to the Agreement Date. No Default now exists or will be caused hereby.

        3. Conditions Precedent. The effectiveness of this Amendment is subject to the receipt by the Administrative Agent of counterparts hereof executed by the Required Banks and the Borrower and of all documents, instruments, consents or items which the Administrative Agents shall deem appropriate in connection herewith.

        4. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute one and the same instrument.

        5. Loan Documents. Each reference in the Loan Agreement or any other Loan Document to the term "Loan Agreement" shall hereafter mean and refer to the Loan Agreement as amended hereby and as the same may hereafter be amended.

        6. Governing Law. This Amendment shall be construed in accordance with and governed by the internal laws of the State of Georgia, applicable to agreements made and to be performed in Georgia.

        7. Severability. Any provision of this Consent which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

        8. Entire Agreement This Consent, together with the documents referred to herein, constitute the entire agreement among the parties with respect to the matters addressed herein, and may not be modified except in writing.

        9. Effective Date. Upon satisfaction of the conditions precedent referred to in Section 5 hereof, this Amendment shall be effective as of the Amendment Date.


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        IN WITNESS WHEREOF, the parties hereto have executed this Consent or caused it to be executed by their duly authorized officers, all as of the day and year first above written.


BORROWER:                    GRAY COMMUNICATIONS SYSTEMS, INC., a
                             Georgia corporation


                             By: c/James C. Ryan
                                ---------------------------------------------
                             Name:   James C. Ryan
                                  -------------------------------------------
                             Its:    Vice President - Chief Financial Officer
                                 --------------------------------------------



ADMINISTRATIVE AGENT,        NATIONSBANK, N.A., as Administrative Agent and
AND BANKS:                   Bank


                             By: c/Scott E. Reed
                                ---------------------------------------------
                             Name:   Scott E. Reed
                                  -------------------------------------------
                             Its:    Senior Vice President
                                 --------------------------------------------


                             KEY CORPORATE CAPITAL INC. (f/k/a KeyBank
                             National Association), as a Bank


                             By:
                                ---------------------------------------------
                             Name:
                                  -------------------------------------------
                             Its:
                                 --------------------------------------------

                             CIBC INC., as a Bank


                             By: c/Tefta Ghilaga
                                ---------------------------------------------
                             Name:   Tefta Ghilaga
                                  -------------------------------------------
                             Its:    Executive Director
                                 --------------------------------------------



                                                     Second Amendment to Amended
                                                     and Restated Loan Agreement
                                                                Signature Page 1

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                             THE BANK OF NEW YORK, as a Bank


                             By: c/Cynthia L. Rogers
                                ---------------------------------------------
                             Name:   Cynthia L. Rogers
                                  -------------------------------------------
                             Its:    Vice President
                                 --------------------------------------------


                             FIRST UNION NATIONAL BANK
                             (f/k/a CoreStates Bank, N.A.), as a Bank


                             By: c/Bruce W. Loftin
                                ---------------------------------------------
                             Name:   Bruce W. Loftin
                                  -------------------------------------------
                             Its:    Senior Vice President
                                 --------------------------------------------


                             SUNTRUST BANK, CENTAL FLORIDA, N.A.,
                                     as an Assignee


                             By:
                                ---------------------------------------------
                             Name:
                                  -------------------------------------------
                             Its:
                                 --------------------------------------------
                             By:
                                ---------------------------------------------


                             THE BANK OF NOVA SCOTIA, as an Assignee


                             By: c/P.A. Weissenberger
                                ---------------------------------------------
                             Name:   P.A. Weissenberger
                                  -------------------------------------------
                             Its:    Authorized Signatory
                                 --------------------------------------------


                             TORONTO DOMINION (TEXAS), INC.,
                             as an Assignee


                             By: c/Sheila M. Conley
                                ---------------------------------------------
                             Name:   Sheila M. Conley
                                  -------------------------------------------
                             Its:    Vice President
                                 --------------------------------------------


                                                     Second Amendment to Amended
                                                     and Restated Loan Agreement
                                                                Signature Page 2


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                             WACHOVIA BANK, N.A., as an Assignee


                             By: c/oWilliam J. Darby
                                ---------------------------------------------
                             Name:   William J. Darby
                                  -------------------------------------------
                             Its:    Vice President
                                 --------------------------------------------


                             THE BANK OF TOKYO-MITSUBISHI TRUST
                             COMPANY, as an Assignee


                             By: c/Julie Silver
                                ---------------------------------------------
                             Name:   Julie Silver
                                  -------------------------------------------
                             Its:    Assistant Vice President
                                 --------------------------------------------


                             COOPERATIEVE CENTRALE RAIFFEISEN-
                             BOERENLEENBANK B.A., "RABOBANK NEDERLAND",NEW YORK BRANCH, as an Assignee


                             By: c/Ellen M. Tackling
                                ---------------------------------------------
                             Name:   Ellen M. Tackling
                                  -------------------------------------------
                             Its:    Vice President
                                 --------------------------------------------

                             By: c/Jeff Vollack
                                ---------------------------------------------
                             Name:   Jeff Vollack
                                  -------------------------------------------
                             Its:    Senior Vice President
                                 --------------------------------------------


                                                     Second Amendment to Amended
                                                     and Restated Loan Agreement
                                                                Signature Page 3